SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2004

CARROLL SHELBY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49738	86-1012155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

11150 W. Olympic Blvd., Suite 1050 Los Angeles, California 90064
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 914-1843

(Former name and former address, if changed since last report)

ITEM  4.         CHANGES  IN  THE  REGISTRANT'S  CERTIFYING  PUBLIC  ACCOUNTANT

On March 12, 2004, the President and Chief Financial Officer of Registrant was notified by Spicer Jeffries LLP, Certified Public Accountants,  ("Spicer") that Spicer would be unable to provide an audit opinion on the Registrant’s December 31, 2003 financial statements due to Spicer’s loss of its insurance coverage. Spicer has served as the independent auditor of the Registrant from August 15, 2003 through March 12, 2004.

The reports of Spicer from August 15, 2003 through March 12, 2004, did not contain any adverse opinion, disclaimer or opinion, or qualification or modification as to the certainty, audit scope or accounting principles. From August 15, 2003 through March 12, 2004, there were no disagreements between the Registrant and Spicer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, from August 15, 2003 through March 12, 2004, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

The Registrant has not yet engaged new independent auditors, but will file an Amended Form 8-K at such time as the engagement of a new independent auditor occurs and has been approved by Registrant’s Board of Directors.

ITEM 5. OTHER EVENTS

On January 21, 2004, Carroll Shelby, Shelby Automobiles, Inc., and Carroll Shelby International, Inc. ("Shelby entities") were named as defendants in a lawsuit filed in U.S. Bankruptcy Court by Venture Mold & Engineering Corporation and its parent corporation as debtor seeking recovery of damages and/or certain vehicle parts and tooling utilized in the manufacture of “Cobra” series component vehicles during calendar year 2003. Carroll Shelby and Shelby Automobiles, Inc. had utilized the tooling and some parts to complete certain customer orders placed with Shelby American, Inc. before American ceased doing business in July 2003. Some of these parts sought in recovery were included in the December 30, 2003 assets purchased with approval of the bankruptcy court.  An answer and counterclaim for damages based on breach of contract, breach of fiduciary duty and tortious interference were filed with the Court by the Shelby entities on March 15, 2004.

In the opinion of management, the ultimate disposition of the suit above and related Company counterclaims will not have a material adverse effect on the Company’s consolidated financial position, liquidity or results of operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a. Financial statements of business acquired:

None

b. Pro forma financial information:

None

c. Exhibits:

Number	Exhibit
16	Letter dated March 12, 2004 from SPICER JEFFRIES LLP to the Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLL SHELBY INTERNATIONAL, INC.
(Registrant)

	By:	/s/	John Luft
John Luft
PRESIDENT, CHIEF FINANCIAL OFFICER

Dated: March 17, 2004